UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 1, 2014
 ASPECT SOFTWARE PARENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-170936	02-364368
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 E. Camelback Road, Suite 700
Phoenix, Arizona, 85016
(Address of principal executive offices, zip code)
(978) 250-7900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.
Future Reports
On August 1, 2014, in accordance with the terms of the indenture (the “Indenture”) governing the 10 5/8% senior second lien notes due 2017 (the “Notes”) issued by Aspect Software, Inc., a Delaware corporation (“Issuer”), and guaranteed by its parent Aspect Software Parent Inc. (“Parent”), Parent’s parent Aspect Software Group Holdings Ltd. (“Holdings”) and certain subsidiaries of Issuer, Parent provided notice to the trustee of the Notes that, as of June 30, 2014, Parent no longer intended to satisfy its reporting obligations under the Indenture by providing financial information relating to Holdings.  Accordingly, Holdings’ guarantee of the Notes was released pursuant to Section 10.05 of the Indenture.  By virtue of the release of the guarantee, Holdings’ guarantee of the obligations under the Credit Agreement dated as of May 7, 2010, among Parent, Issuer, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent and syndication agent (the “Credit Agreement”) is automatically released by its terms.
In connection with the release of Holdings’ guarantee of the Notes, Holdings will no longer file reports with the Securities and Exchange Commission to satisfy Parent’s reporting obligations under Section 4.03 of the Indenture.  As required by the Indenture, Parent will comply with Section 4.03 by filing all quarterly, annual and current reports that would be required to be filed with the Securities and Exchange Commission as if it were required to file such reports.  Parent will file its quarterly report on Form 10-Q for the period ended June 30, 2014 on or before August 14, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE PARENT, INC.
Date: August 6, 2014	By:	/s/ Robert J. Krakauer
		Name:	Robert J. Krakauer
		Title:	President